AMENDED EXHIBIT A

                             DATED:  APRIL 1, 2006

                                   PORTFOLIOS

                Regions Morgan Keegan Select Mid Cap Growth Fund
                    Regions Morgan Keegan Select Growth Fund
                 Regions Morgan Keegan Select Core Equity Fund
                Regions Morgan Keegan Select Mid Cap Value Fund
                    Regions Morgan Keegan Select Value Fund
                   Regions Morgan Keegan Select Balanced Fund
                 Regions Morgan Keegan Select Fixed Income Fund
        Regions Morgan Keegan Select Limited Maturity Fixed Income Fund
         Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund
            Regions Morgan Keegan Select Treasury Money Market Fund
                 Regions Morgan Keegan Select Money Market Fund